Exhibit 99.1

Faraday Future Announces Appointment of Jonathan Maroko as Interim Chief Financial Officer and Restatement of Previously Issued Financial Statements

Los Angeles, CA (July 11, 2023) - Faraday Future Intelligent Electric Inc. (Nasdaq: FFIE) (“FF”, “Faraday Future”, or “Company”), a California-based global shared intelligent electric mobility ecosystem company, today announced the appointment of Jonathan Maroko as Interim Chief Financial Officer (CFO), effective July 24, 2023, replacing Yun Han, who will continue in her role as the Company’s Chief Accounting Officer (CAO), effective July 5, 2023.

Prior to joining Faraday Future, Mr. Maroko has served as external CFO at several companies during their growth phase including Gladstein Neandross & Associates, Willow, Lifeforce A-Frame Brands, Kwell Labs and Arcadia Earth. Reporting to Mr. Xuefeng Chen, Global CEO of FF, Mr. Maroko brings over 17 years of investment and finance experience to the role of CFO, previously serving as Discretionary Global Macro Portfolio Manager at Mulholland Vista Capital Advisors, LLC, as an Investment Analyst at Vanadium Capital Management, and beginning his career as investment Banking Analyst at Bank of America Merrill Lynch. Mr. Maroko earned a Bachelor of Science in Business (Accounting and Finance) from Indiana University, Kelley School of Business.

With the appointment, FF has formed a finance and capital markets team consisting of Interim CFO Jonathan Maroko, CAO Yun Han, and recently joined Head of Finance Operations Edward (Ed) Darwick. This team will contribute to improving FF's investment and financing management, internal controls, while enhancing financial operations.

“We are very excited to welcome Jonathan to our growing finance team and thank Yun for her continued contributions to FF as we are entering our next stage of product deliveries and a complete operational cycle,” said Xuefeng Chen, Global CEO of Faraday Future. “Jonathan brings a wealth of financial experience to the Company at this crucial period, the newly formed finance and capital market team will help the Company to strengthen the cash flow management, financial management, and Financial Planning & Analysis to support the rapid development of the Company's business, which will help attract strategic investors and grow the Company as FF establishes a strong presence in the global EV marketplace.”

The Company also announced that the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) determined, based on the recommendation of management that the Company’s previously issued financial statements included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2022 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2023 and September 30, 2022 (the “Affected Periods”) should no longer be relied upon due to errors identified in the Affected Periods primarily due to an error stemming from a non-cash and non-operating item related to the change in the fair value upon conversion of the  notes issued under the Company’s Securities Purchase Agreements .

The Company is actively working on the restatements and expects to file restated financial statements for the Affected Periods on Form 10-K/A and Form 10-Q/A, as applicable, as soon as reasonably practical. Due to this restatement, the previously issued financial statements for the Affected Periods, as well as the relevant portions of any communication which describes or are based on such financial statements, should no longer be relied upon. The Company does not anticipate that the restatement of the previously issued financial statements for the Affected Periods will impact its previously announced FF 91 2.0 Futurist Alliance delivery timeline. The Company intends to hold a shareholder communication meeting next Monday after the close of market.

The Company is filing today with the SEC a Form 8-K regarding the restatements that will include additional associated disclosures, a copy of which is available free of charge at www.sec.gov.

ABOUT FARADAY FUTURE

Faraday Future is the pioneer of the Ultimate TechLuxury ultra spire market in the intelligent EV era, and the disruptor of the traditional ultra-luxury car civilization epitomized by Ferrari and Maybach. FF is not just an EV company, but also a software-driven intelligent internet company. Ultimately FF aims to become a User Company by offering a shared intelligent mobility ecosystem.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, statements about the Company’s new interim CFO, the Company’s plans to amend its financial statements, the timing of such amendments, and their effect on the financial statements and FF 91 2.0 Futurist Alliance delivery timeline, which may be indicated by the words or phrases “will”, “management expects” or “the Company expects,” “is anticipated,” or similar expressions, are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in these statements, including, among others: the timing and nature of the final resolution of the accounting issues discussed in this press release, any delay in the filing of required periodic reports, the timing and results of the Company’s review of the effectiveness of internal control over financial reporting and related disclosure controls and procedures, whether a restatement of financial results will be required for other periods or for other accounting issues, adverse effects on the Company’s business related to the disclosures made in this press release or the reactions of customers or suppliers, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors”  section of the Company’s Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 10, 2023, the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2023, and other documents filed by the Company from time to time with the SEC. . These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com

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